PROXY STATEMENT
PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934

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INX Inc.
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TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
SHARES OUTSTANDING AND VOTING RIGHTS
Record Date and Shares Outstanding
Quorum; Broker Non-Votes; Abstentions
Revocability of Proxy
PROPOSAL 1 ELECTION OF DIRECTORS
General Information
Approval and Required Vote
Nominees for Director
BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION
Board and Committee Meetings
Board Compensation
Director Nomination Procedure
Director Attendance at Annual Meeting
Communicating with the Board of Directors
EXECUTIVE OFFICERS
Family Relationships
AUDIT COMMITTEE REPORT
INDEPENDENT AUDITORS
Principal Accounting Firm Fees
SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS
COMPENSATION COMMITTEE REPORT
EXECUTIVE COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
PROPOSAL 2 AMENDMENT OF THE COMPANY’S INCENTIVE PLAN
CODE OF ETHICS
DISTRIBUTION OF ANNUAL REPORTS
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL STOCKHOLDERS MEETING
COST OF SOLICITING PROXIES
APPENDIX A
INX Inc.
6401 Southwest Freeway
Houston, Texas 77074
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held June 5, 2006

Notice is hereby given that the annual meeting of the stockholders of INX Inc., a Delaware corporation (the “Company”), will be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Monday, June 5, 2006, at 10:00 AM, Central Daylight Time, and any adjournment or postponement thereof, for the following purposes:

1.	To elect four (4) nominees to the board of directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

2.	To consider and approve an amendment of the I-Sector Corporation Incentive Plan (the “Plan”), to increase the number of shares of common stock reserved for grant under the Plan from 2,273,103 shares of common stock to 2,473,103 shares of common stock; and

3.	To consider and act upon such other business as may properly be presented at the annual meeting or any adjournments or postponements thereof.
Only stockholders of record at the close of business on May 10, 2006, will be entitled to notice of and to vote at the meeting and any adjournments or postponements thereof. Each of these stockholders is cordially invited to be present and vote at the meeting in person. A list of stockholders entitled to vote at the meeting will be available for inspection ten days prior to the meeting at the principal offices of the Company, located at 6401 Southwest Freeway, Houston, Texas 77074. You can contact the Company with any further questions at (713) 795-2000.
The presence in person or by proxy at the meeting of at least a majority of all outstanding shares of common stock is required to constitute a quorum. Accordingly, it is important that your shares be represented at the meeting. The prompt return of proxies will ensure a quorum and save the Company the expense of further solicitation.
Please read the proxy material carefully. Your vote is important, and the Company appreciates your cooperation in considering and acting on the matters presented.

By Order of the Board of Directors,

/s/ Joseph E. Horzepa

Joseph E. Horzepa
Secretary
May 1, 2006

Whether or not you plan to attend the Meeting, please sign, date and return the enclosed proxy card as promptly as possible in the envelope provided. No postage is required if mailed in the United States. Should you receive more than one proxy card because your shares are registered in different names and addresses, each proxy card should be signed and returned to ensure that all your shares will be voted. Your proxy may be revoked at any time prior to the time it is voted.

INX Inc.
6401 Southwest Freeway
Houston, Texas 77074

PROXY STATEMENT
FOR THE
ANNUAL MEETING OF STOCKHOLDERS
OF
INX Inc.
TO BE HELD ON JUNE 5, 2006

This proxy statement and the enclosed proxy card are first being mailed to the stockholders of INX Inc., a Delaware corporation (the “Company”), commencing on or about May 15, 2006, in connection with the solicitation by the board of directors of the Company (the “Board of Directors” or the “Board”) of proxies to be voted at the annual meeting of stockholders to be held at the offices of the Company located at 6401 Southwest Freeway, Houston, Texas 77074 on Monday, June 5, 2006 at 10:00 a.m., Central Daylight Time and at any adjournments or postponements thereof (the “Meeting”), for the purposes set forth in the accompanying notice. The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (the “2005 Annual Report”), is being mailed to stockholders concurrently with this proxy statement. The 2005 Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation of proxies is to be made.
SHARES OUTSTANDING AND VOTING RIGHTS
Record Date and Shares Outstanding
Only holders of shares of Company’s common stock, par value $0.01 per share (the “Common Stock”) of record as of the close of business on May 10, 2006 (the “Record Date”), are entitled to vote at the Meeting. As of March 31, 2006, there were 6,174,404 shares of Common Stock issued, outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Meeting.
Quorum; Broker Non-Votes; Abstentions
The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock will constitute a quorum for the transaction of business at the Meeting and any adjournment or postponement thereof. The shares of Common Stock that are voted by proxy on a proposal, or that “ABSTAIN” from voting on a proposal are treated as being present at the Meeting for purposes of determining the presence of a quorum.
Broker non-votes (i.e., shares of Common Stock held by a broker or nominee that are represented at the Meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted for purposes of determining the presence of a quorum for the transaction of business at the Meeting, but will not be counted for purposes of determining the number of votes cast with respect to a particular proposal on which the broker has expressly not voted. Accordingly, a broker non-vote will not affect the outcome of the voting on any proposal set forth in this proxy statement.

If a quorum is not obtained, the Meeting may be adjourned for the purpose of obtaining additional proxies or votes or for any other purpose, and, at any subsequent reconvening of the Meeting, all proxies will be voted in the same manner as such proxies would have been voted at the original convening of the Meeting (except for any proxies which have theretofore been revoked).
Revocability of Proxy
A stockholder may revoke a proxy by:

(1)	delivering to the Company written notice of revocation;

(2)	delivering to the Company a signed proxy bearing a later date; or

(3)	appearing at the Meeting and voting in person.
Votes will be tabulated and the results will be certified by an election inspector who will be required to resolve impartially any interpretive questions as to the conduct of the vote.
Proxies will be voted in accordance with the directions specified thereon. Any proxy on which no direction is specified will be voted for the election of the nominees named herein to the Board of Directors and for approval of Proposal 2. The Company is not aware of any other matters that may be presented or acted on at the Meeting. The persons named on the proxy card may use their discretion to vote on any other matter that may properly be presented at the meeting.

PROPOSAL 1
ELECTION OF DIRECTORS
General Information
At the Meeting, four (4) nominees are to be elected to the Board of Directors. If elected, each nominee will hold office until the next annual meeting of stockholders or until his successor is elected and qualifies.
Unless otherwise directed, the persons named as proxies in the accompanying proxy will vote for the election of the nominees named below to the Board of Directors. All of the nominees have previously been elected directors by the stockholders. If any nominee should become unavailable for election, the proxy may be voted for a substitute nominee selected by the Board of Directors. However, the Board of Directors is not aware of any circumstances that would prevent any nominee from serving if elected.
Approval and Required Vote
The four nominees for election as directors at the Meeting who receive the greatest number of votes cast by the holders of shares of Common Stock present, in person or by proxy, will be the duly elected directors of the Company. Broker non-votes and abstentions will not have any effect on the outcome of the election.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL NOMINEES FOR ELECTION TO THE COMPANY’S BOARD OF DIRECTORS.
Nominees for Director
Set forth below is certain information regarding the nominees for election to the Board of Directors:
James H. Long, age 47, is the Company’s founder and has served as the Chairman of the Board and Chief Executive Officer since its inception in 1983. Mr. Long also served as the Company’s President through December 2003. Prior to founding the Company, Mr. Long served with the United States Navy in a technical position and was then employed by IBM in a technical position.
Donald R. Chadwick, age 62, has served as a member of the Board of Directors since September 1996. He served as Secretary from February 1992 to August 2002 and served as Chief Financial Officer of the Company from February 1992 until December 1999. As Chief Financial Officer, his duties included supervision of finance, accounting and controller functions.
John B. Cartwright, age 58, has served as a member of the Board of Directors since August 2001. He has been the owner of John B. Cartwright & Associates, a Certified Public Accounting firm, since 1990. From 1973 to 1990, Mr. Cartwright was the managing partner or managing stockholder of Cartwright, Matthews, Gonsoulin & Bradley, PC, Cartwright, Matthews & Gonsoulin, a Partnership and Cartwright & Matthews, a Partnership. From 1969 to 1973, Mr. Cartwright was an Audit Supervisor of Touche Ross & Co. (now Deloitte & Touche LLP) in Houston. Mr. Cartwright is a member of the American Institute of Certified Public Accountants, Texas Society of Certified Public Accountants, Houston Chapter of the Texas Society of Certified Public Accountants, and the past President of the Houston Chapter of the Community Associations Institute.

Cary M. Grossman, age 52, has served as a member of our Board of Directors since December 2004. Mr. Grossman has been the Chairman and Co-Chief Executive Officer of Coastal Bancshares Acquisition Corp. since its inception and the Chief Executive Officer since March 2006. Since August 2004, Mr. Grossman has been the Executive Vice President and Chief Financial Officer of Gentium, S.p.A, an Italy based biopharmaceutical company. Since April 2004, Mr. Grossman has been a Director of Sand Hill IT Security Acquisition Corp. (OTCBB: SHQC), a blank check company formed to acquire a business in the IT security industry and an SEC reporting company. Prior to January 10, 2005, Mr. Grossman was also Chief Financial Officer of Sand Hill IT Security Acquisition Corp. From 2002 until 2003 he served as Executive Vice President and Chief Financial Officer at U S Liquids, Inc, at the time, an AMEX listed environmental services company. Mr. Grossman left U S Liquids, Inc. in 2003 as a result of the acquisition of three of its businesses by a private equity firm and was President and Chief Executive Officer of the acquiring company, ERP Environmental Services until November 2003. From 1997 until 2002, Mr. Grossman served Pentacon, Inc., at the time, an NYSE listed company, a provider of inventory management services and distributor of components to Fortune 50 original equipment manufacturers, as a board member and in several senior executive positions including: Chairman of the Board of Directors, Acting Chief Financial Officer (2001-2002) and Lead Director (1998-2001) from the time that Pentacon went public in March 1998 until becoming Chairman in 2001. Pentacon and substantially all of its subsidiaries filed a Joint Chapter 11 Plan of Debtors in 2002. The bankruptcy plan was confirmed by the United States Bankruptcy Court for the Southern District Court of Texas (Corpus Christi) in 2002. From 1991 until 2002, Mr. Grossman was the Managing Partner of McFarland, Grossman & Company, Inc., an investment banking and financial advisory firm he co-founded in 1991. Prior to that, Mr. Grossman practiced public accounting for 15 years. He earned a Bachelor of Business Administration in Accounting from The University of Texas, and is a Certified Public Accountant.
BOARD AND COMMITTEE ACTIVITY, STRUCTURE AND COMPENSATION
Board and Committee Meetings
The Board of Directors is currently composed of four members, three of which, Messrs. Cartwright, Chadwick and Grossman, are independent, as defined in Rule 4200(a)(15) of the NASD Manual (“Manual”). The Board of Directors has three (3) standing committees, an audit committee (the “Audit Committee”), a compensation committee (the “Compensation Committee”), and a nominating committee (the “Nominating Committee”). During 2005, the Board of Directors convened four special meetings and four regularly scheduled meetings, the Audit Committee held four regularly scheduled meetings, the Compensation Committee met once and Nominating Committee did not meet. Each director attended at least 75% of all meetings of the Board of Directors and each of the committees of the Board to which he belonged.
Audit Committee. The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, consists of Messrs. Cartwright, Chadwick and Grossman, each of whom is “independent” as such term is defined for audit committee members by the Manual. The Board of Directors has determined that Mr. Grossman is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).
The responsibilities of the Audit Committee are set forth in the federal securities laws, the listing standards of The Nasdaq Capital Market, and a written charter adopted by the Board of Directors and include, but are not limited to:

1.	reviewing the financial reports and other financial and related information provided by the Company to any governmental body or the public;

2.	reviewing the Company’s systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established;

3.	reviewing the Company’s auditing, accounting and financial reporting processes generally;

4.	appointing, compensating and overseeing the work of any registered public accounting firm employed by the Company, including resolution of disagreements between management and the auditor regarding financial reporting, for the purpose of preparing or issuing an audit report; and

5.	approving audit services and most non-audit services provided by the Company’s independent auditors.
Compensation Committee. The Compensation Committee consists of Messrs. Cartwright, Chadwick and Grossman, all of whom are non-employee directors and are independent under the listing standards of The Nasdaq Capital Market. The responsibilities of the Compensation Committee are set forth in a written charter adopted by the Board of Directors and include, but are not limited to:

1.	reviewing and making recommendations regarding the compensation of the Company’s executive officers; and

2.	administering and making awards under the Company’s compensation plans.
Nominating Committee. The Nominating Committee consists of Messrs. Cartwright, Chadwick and Grossman, all of whom are non-employee directors and are independent under the listing standards of The Nasdaq Capital Market. The responsibilities of the Nominating Committee are set forth in the written charter adopted by the Board of Directors and include, but are not limited to:

1.	reviewing the structure of the Board to assure that the proper skills and experience are represented on the Board;

2.	recommending to the full Board candidates to fill vacancies on the Board as they occur;

3.	recommending prior to each annual meeting of shareholders, a slate of nominees for election or reelection as Directors by the shareholders at the annual meeting;

4.	reviewing potential candidates for the Board as recommended to it and report to the Board regarding results of such review;

5.	seeking out and evaluating candidates to serve as Board members, and considering candidates submitted by shareholders of the Company in accordance with the notice provisions and procedures set forth in the by-laws of the Company;

6.	periodically make recommendations to the Board with respect to the size of the Board;

7.	recommending to the Board the membership of the committees of the Board, other than this committee; and

8.	developing and implementing continuing education programs for all directors, including orientation and training programs for new directors.
Board Compensation
Each non-employee director receives a quarterly retainer of $3,000, plus a $1,000 fee for each Board and Audit Committee meeting they attend in person and a $500 fee for each Compensation Committee and Nominating Committee meeting they attend, as well as reasonable out-of-pocket expenses incurred to attend the meetings. For telephonic board meetings lasting more than one hour, each non-employee board member in attendance receives a $500 fee, and for telephonic board meetings lasting less than one hour, each non-employee board member is paid a $300 fee. In addition, the chairperson of the Audit Committee receives an additional $4,000 quarterly retainer. An additional $1,000 fee per special committee meeting is paid to any non-employee director that is serving as the chairperson of such special committee.
Director Nomination Procedure
The Nominating Committee will solicit and receive recommendations for nominees to the Board from other members of the Board, senior executives, individuals personally known to members of the Board and third party search firms, as appropriate. Consideration of potential nominees typically will involve a series of internal discussions, review of information concerning the candidate, and, if appropriate, interviews with selected candidates.
In order to be considered for membership on the Board of Directors, a candidate should possess, at a minimum, the following qualifications:

•	high personal and professional ethics and integrity;

•	commitment to representing the long-term interests of stockholders;

•	objective, practical and mature judgment; and

•	willingness to understand the business of the Company and to devote adequate time to carry out the duties of a director.
These factors, and other qualifications considered useful by the Nominating Committee, are reviewed in the context of an assessment of the perceived needs of the Company and the Board at a particular moment in time.
The Nominating Committee will evaluate candidates recommended by stockholders using the same criteria as it uses in evaluating other candidates to the Board. A stockholder seeking to recommend a candidate for consideration by the Nominating Committee may submit the nominee’s name and qualifications to the Company by mailing it to the address listed below under “Communicating with the Board of Directors.”
Director Attendance at Annual Meeting
The Board of Director’s policy regarding director attendance at the annual meeting is that they are welcome to attend, and the Company will make appropriate arrangements for directors that choose to attend. In 2005, only Mr. Long attended the annual meeting.
Communicating with the Board of Directors
Any stockholders who desire to contact the Board or specific members of the Board may do so by writing to:
Board of Directors
INX Inc.
6401 Southwest Freeway
Houston, Texas 77074

EXECUTIVE OFFICERS
The Company’s executive officers serve until resignation or removal by the Board of Directors. Set forth below is certain information about the Company’s executive officers.
James H. Long — See Nominees for Director.
Mark T. Hilz, age 47, was appointed as our President and Chief Operating Officer in December 2003. Mr. Hilz’ responsibilities include management of our operations including the operations of our subsidiaries, INX, Stratasoft and Valerent. Mr. Hilz has also served as the President of InterNetwork Experts, Inc. since its founding in July 2000 until it was merged into I-Sector Corporation in December 2005. Mr. Hilz served as a director of our company from April 1999 until June 2001. From January 1999 to June 2000, Mr. Hilz was Vice President of Project Development at Mathews Southwest, LLC, a real estate investment and development firm headquartered in Dallas. From 1998 to July 2000, Mr. Hilz was one of our directors and the Chief Executive Officer of Nichecast, Inc., a privately held internet services company. From July 1990 to July 1998 Mr. Hilz was the founder, President and Chief Executive Officer of PC Service Source, Inc., a publicly held distributor of personal computer hardware for the repair industry. Before that, Mr. Hilz was founder, President and Chief Executive Officer of Hilz Computer Products, Inc., a privately held wholesale computer products distributor.
Frank Cano, age 41, has served as the President of Valerent since November 2002. Mr. Cano’s responsibilities include the general management of the operations of Valerent. From May 2000 to May 2002, Mr. Cano served as a Division President of Amherst Southwest, LLP. Prior to that, Mr. Cano held various positions in our company including serving as the President of our former computer products division, as our Senior Vice President, Branch Operations and as our Branch Manager for the Dallas-Fort Worth office. Mr. Cano is the brother-in-law of Mr. Long.
Brian Fontana, age 48, has served as the Chief Financial Officer since January 2005. Mr. Fontana has an extensive financial management background that includes the management of the accounting, finance, investor relations, internal information systems and legal functions for large, complex organizations, including organizations that were executing strategies for rapid expansion through acquisitions. As CFO, he has managed multiple initial public offerings, follow-on equity offerings, private equity offerings, public debt placements and syndicated bank financings. He previously held the position of CFO at three NYSE listed public companies, one NASDAQ listed company and two privately held companies. His prior experience includes serving as Chief Financial Officer of Talent Tree, Inc., a privately-held workforce outsourcing organization; PerformanceRetail, Inc., an early-stage venture-capital funded software company; Drypers Corporation, a NASDAQ listed multinational diaper manufacturing company; Pentacon, Inc., a NYSE listed fastener distribution company; Prime Service, Inc., a NYSE listed equipment rental company; and National Convenience Stores, Inc., a NYSE listed operator of convenience stores. Mr. Fontana is a 1981 graduate of the University of Texas, where he earned a BBA in Finance.
Larry Lawhorn, age 53, was appointed as our Controller and Chief Accounting Officer in April 2005 and is responsible for our accounting and reporting functions. From August 2001 to April 2005, Mr. Lawhorn was the Vice President — Corporate Controller for Talent Tree, Inc., a privately-held workforce outsourcing organization headquartered in Houston, Texas. From March 1987 to July 2001, Mr. Lawhorn served with Corporate Express, Inc. headquartered in Broomfield, Colorado as regional controller and division president in Houston, Texas and Baton Rouge, Louisiana, respectively. Previously, Mr. Lawhorn served with Coopers & Lybrand (now PriceWaterhouseCoopers) for eleven years. Mr. Lawhorn is a Certified Public Accountant and he is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.

Paul Klotz, age 44, was appointed as the Vice President of Operations effective December 31, 2005 and held a similar position with InterNetwork Experts, Inc. since August 2000. Mr. Klotz’ responsibilities include the operations management of the IP communications business. From 1997 to July 2000, Mr. Klotz was the Vice President of Marketing of PC Service Source. Before that, Mr. Klotz served as the Vice President of Acme Keystone, a privately held consumer products manufacturing company.
Family Relationships
James H. Long and Frank Cano are brothers-in-law. There are no other family relationships among any of our directors and executive officers.
AUDIT COMMITTEE REPORT
The Audit Committee has furnished the following report on its activities for the year 2005:

The Audit Committee exists to provide independent, objective oversight of the Company’s accounting functions and internal controls. Under the listing standards of The Nasdaq Capital Market, all of the members of the Audit Committee are independent. The Audit Committee operates under a written charter adopted by the Board of Directors.

The Audit Committee held four regularly scheduled meetings in 2005. The Audit Committee has held discussions with management and Grant Thornton, LLP (“Grant Thornton”), the Company’s independent auditors, regarding the audited financial statements for the year ended December 31, 2005. The Audit Committee reviewed with the independent auditors who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to quality, not just the acceptability, of the Company’s accounting functions and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. The Audit Committee has also discussed with Grant Thornton the matters required to be discussed by the Statement of Auditing Standards No. 61 (Communication with Audit Committees) and by the Statement of Auditing Standards No. 90 (Audit Committee Communications).

In addition, the Audit Committee has received a written statement from Grant Thornton describing all relationships between the independent auditors and the Company that may impact their objectivity and independence as required by Independence Standards Board Standard No. 1 and has discussed with Grant Thornton matters relating to its independence, including review of audit and non- audit fees and any relationships that may impair its independence and satisfied itself as to their independence.

Based on the foregoing, the Audit Committee of the Company has recommended to the Board of Directors that the audited financial statements of the Company be included in the Company’s annual report on Form 10-K, as amended, for the fiscal year ended December 31, 2005 for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

Cary M. Grossman, Chairman
John B. Cartwright
Donald R. Chadwick

INDEPENDENT AUDITORS
In connection with the audit of the Company’s financial statements for the fiscal year ended December 31, 2005, there were no disagreements with Grant Thornton on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to their satisfaction, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement. In the unaudited interim periods ended March 31, 2005, June 30, 2005 and September 30, 2005, and through December 31, 2005, there were no disagreements with Grant Thornton on any matter of accounting principles or practices or financial statement disclosure. The audit report of Grant Thornton on the consolidated financial statements of the Company and its subsidiaries as of and for the year ended December 31, 2005 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. During the fiscal year ended December 31, 2005, there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.
Representatives of Grant Thornton are expected to be present at the Meeting, will have an opportunity to make a statement if they desire to do so, and are expected to be available to respond to appropriate questions.
Principal Accounting Firm Fees
The following information sets forth the aggregate fees billed or to be billed by Grant Thornton for services performed for the fiscal years 2004 and 2005. The Audit Committee has reviewed the audit and non-audit fees that we paid to the independent accountants for purposes of considering whether such fees are compatible with maintaining the auditor’s independence.
Audit Fees. Estimated fees billed for services rendered by Grant Thornton for the audit of our financial statements included in our annual report and the reviews of financial statements included in our quarterly reports were $180,075 and $229,350 for 2004 and 2005, respectively.
Audit-Related Fees. We did not retain Grant Thornton for any audit related services in 2004 and 2005 and there were no fees for audit-related services during those years.
Tax Fees. Aggregate fees billed for tax services related to the preparation of our annual corporate tax returns rendered by Grant Thornton was $17,700 and $20,916 for 2004 and 2005, respectively.
All Other Fees. Aggregate fees billed for all other services rendered by Grant Thornton to us totaled $185,000 for 2004, consisting of $1,500 for program training costs and $183,500 related to the secondary offering. There were no fees incurred under the all other services category in 2005.
Our Audit Committee must pre-approve all audit and non-audit services that we receive from our independent accountants. This pre-approval authority may be delegated to a single member of the Audit Committee and then reviewed by the entire Audit Committee at the committee’s next meeting. Approvals of non-audit services will be publicly disclosed in our periodic reports filed with the SEC. For 2005, the Audit Committee pre-approved 100% of the 2005 audit and non-audit services we received from our independent accountants.

SECURITY OWNERSHIP OF MANAGEMENT AND
CERTAIN BENEFICIAL OWNERS
The following table sets forth information regarding the beneficial ownership of the Common Stock as of March 31, 2006 by:

•	each person, or group of affiliated persons, known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock;

•	each of the nominees and directors;

•	each executive officer named in the summary compensation table below; and

•	all of the Company’s directors and executive officers as a group.

	Amount and Nature of
Name of Beneficial Owner	Beneficial Ownership(1)		Percent of Class

James H. Long	1,999,130	(2)	25.8%
John B. Cartwright	25,200	(3)	*
Donald R. Chadwick	42,286	(4)	*
Cary M. Grossman	12,800	(5)	*
Brian Fontana	15,000	(6)	*
Mark T. Hilz	606,935	(7)	7.8%
Paul Klotz	127,155	(8)	1.6%
Larry Lawhorn	30,000	(9)	*
All executive officers and directors	2,993,673	(10)	38.7%

*	Less than 1%

(1)	Beneficially owned shares include shares over which the named person exercises either sole or shared voting power or sole or shared investment power. It also includes shares the named person has the right to acquire within 60 days by the exercise of any right or option. Unless otherwise noted, all shares are owned of record and beneficially by the named person.

(2)	Includes 2,400 shares that may be acquired upon exercise of currently exercisable options.

(3)	Includes 25,000 shares that may be acquired upon exercise of currently exercisable options.

(4)	Includes 22,686 shares that may be acquired upon exercise of currently exercisable options and 100 shares owned by his minor child for which Mr. Chadwick disclaims beneficial ownership.

(5)	Includes 10,000 shares that may be acquired upon exercise of currently exercisable options and 2,000 shares that may be acquired upon exercise of warrants.

(6)	Includes 15,000 shares that may be acquired upon exercise of currently exercisable options.

(7)	Includes 606,935 shares that may be acquired upon exercise of currently exercisable options.

(8)	Includes 127,155 shares that may be acquired upon exercise of currently exercisable options.

(9)	Includes 30,000 shares that may be acquired upon exercise of currently exercisable options.

(10)	Includes 926,443 shares that may be acquired upon exercise of currently exercisable options.
The following table sets forth, as of March 31, 2006, the address and number of shares and percentage of Common Stock owned by each stockholder of the Company that owns 5% or more of the outstanding Common Stock.

	Amount and Nature
Name and Address	of Beneficial	Percent
of Beneficial Owner	Ownership	of Class

James H. Long(1)	1,999,130	25.8%
6401 Southwest Freeway Houston, Texas 77074
Mark T. Hilz(2)	606,935	7.8%
6401 Southwest Freeway Houston, Texas 77074

(1)	Includes 2,400 shares that may be acquired upon exercise of currently exercisable options.

(2)	Includes 606,935 shares that may be acquired upon exercise of currently exercisable options.
COMPENSATION COMMITTEE REPORT
The Compensation Committee has furnished the following report on executive compensation for fiscal year 2005:

The Compensation Committee met once in 2005. The base compensation of executive officers during 2005 was continued under existing compensation arrangements. The Committee’s policies and those compensation arrangements are described below.

The Compensation Committee establishes compensation for executive officers based on performance goals related to the area for which they are responsible while also taking into consideration the ability to reward executive officers who contribute to the overall success of the Company. The following characteristics are factored into the compensation policies:

1.	The Company seeks to pay competitive salaries in order to attract and retain the best people.

2.	Executive officer rewards are based on the level of performance attained by the individual measured by the performance of the subsidiary or department for which they are responsible. Awards in the finance area of the Company are based on qualitative performance objectives.

3.	At the beginning of the performance cycle, quarterly and annual objectives are set for each officer. At the end of each performance cycle, the level of achievement of the objectives are measured and used as the basis for decisions on merit increases, bonus awards and stock option grants. The Chief Executive Officer conducts the review and makes recommendations to the Compensation Committee accordingly.

Chief Executive Officer Compensation: James H. Long has served as Chief Executive Officer of the Company since its inception, and as President until December 2003. During 2004, Mr. Long’s compensation consisted solely of a base salary. Because Mr. Long owns in excess of 32% of the Common Stock of the Company, both Mr. Long and the Compensation Committee agreed that neither a cash bonus nor stock options were necessary to motivate Mr. Long to improve the Company’s financial condition, operating results and maximize stock performance as he will be rewarded along with all other stockholders through increases in the stock price if positive results for the Company are achieved. At the 2002 Compensation Committee meeting, Mr. Long asked that his base salary be the minimal amount required to meet his immediate cash needs. During the year ended December 31, 2001, without input from the Compensation Committee, Mr. Long voluntarily took a compensation reduction from the salary level set by the Committee at its 2000 meeting. Mr. Long’s reduced compensation continued through 2004. In determining Mr. Long’s compensation at the 2004 meeting, the Compensation Committee considered Mr. Long’s 2003 input relative to his immediate cash needs and Mr. Long’s input regarding his desire to not receive performance-based compensation other than his financial reward related to his stock ownership.

THE COMPENSATION COMMITTEE

John B. Cartwright, Chairman
Donald R. Chadwick
Cary M. Grossman
Compensation Committee Interlocks and Insider Participation
Messrs. Cartwright, Chadwick and Grossman, each of whom are or were outside directors during 2005, served on the Compensation Committee in 2005. During 2005, no director or executive officer of the Company served on the compensation committee or the board of directors of any company for which Messrs. Cartwright, Chadwick and Grossman served as executive officers or directors.

EXECUTIVE COMPENSATION
Summary Compensation. The following table sets forth information about compensation we paid or awarded for services rendered during the fiscal years ended December 31, 2003, 2004 and 2005 to our (i) Chief Executive Officer and (ii) the four most highly compensated executive officers who were serving as executive officers at the end of 2005 and whose total annual salary and bonus exceeded $100,000 (the “Named Executive Officers”).

		Annual Compensation		Long-Term Awards

				Awards		Payouts

				Restricted	Securities
				Stock	Underlying	LTIP	All Other
	Fiscal		Bonus	Award(s)	Options/SARS	Payouts	Compensation
Name and Principal Position	Year	Salary ($)	($)	($)	(#)	($)	($)	Notes

James H. Long	2005	$114,750	$—	$—	—	$—	—
Chairman and Chief	2004	114,750	—	—	—	—	—
Executive Officer	2003	121,636	—	—	—	—	—

Mark T. Hilz	2005	200,000	53,750	—	—	—	—
President and Chief	2004	200,000	71,250	—	—	—	—
Operating Officer	2003	200,000	55,120	—	72,816	—	—

Brian Fontana	2005	182,083	57,000	—	85,000	—	—
Vice President and	2004	—	—	—	—	—	—
Chief Financial Officer	2003	—	—	—	—	—	—

Paul Klotz	2005	154,167	40,937	—	—	—	—
Vice President of Operations	2004	150,000	48,438	—	—	—	—
	2003	150,000	41,370	—	48,809	—	—

Larry Lawhorn	2005	112,727	28,000	—	35,000	—	—
Controller and	2004	—	—	—	—	—	—
Chief Accounting Officer	2003	—	—	—	—	—	—

(1)	Amounts exclude the value of perquisites and personal benefits because the aggregate amount thereof did not exceed the lesser of $50,000 or 10% of the Named Executive Officer’s total annual salary and bonus.

(2)	Amounts reported above under 2005 for Mark T. Hilz and Paul Klotz exclude option grants reported under 2003 above which were subsequently converted on March 18, 2005 from InterNetwork Experts, Inc. options to options in the Company.
Options Granted in Last Fiscal Year. The following table sets forth information regarding options granted during the fiscal year ended December 31, 2005:

	Individual Grants

		Percent of			Potential Realizable Value
	Number of	Total			at Assumed Annual Rates of
	Securities	Options			Stock Price Appreciation
	Underlying	Granted to	Exercise		for Option Term(1)
	Options	Employees in	Price	Expiration
Name	Granted	Fiscal 2005	per Share	Date	5%	10%

James H. Long	—	—	—	—	—	—
Mark T. Hilz	—	—	—	—	—	—
Brian Fontana	75,000	22%	$7.65	01/03/15	$360,828	$914,410
	10,000	3%	4.50	11/03/15	$28,300	$71,718
Paul Klotz	—	—	—	—	—	—
Larry Lawhorn	30,000	9%	5.20	04/05/15	$98,108	$248,624
	5,000	1%	4.20	11/03/15	$13,207	$33,469

(1)	Amounts reflect certain rates of appreciation set forth in the Securities and Exchange Commission’s executive compensation disclosure rules. Actual gains, if any, on stock options exercised will depend on future performance of our common stock. No assurance can be given that the amounts reflected in these columns will be achieved.

Aggregated Option Exercises and Year-End Option Values. The following table sets forth information regarding option exercises during the fiscal year ended December 31, 2005, and the number and value of in-the-money options at December 31, 2005 for each of the Named Executive Officers:

			Number of Securities Underlying			Value of Unexercised
	Shares		Unexercised Options at			In-the Money Options at
	Acquired		December 31, 2005			December 31, 2005
	on	Value
Name	Exercise	Realized	Exercisable		Unexercisable	Exercisable	Unexercisable

James H. Long	—	$—	2,400		—	$9,720	$—
Mark T. Hilz	23,700	189,600	606,935	(1)	—	2,645,755	—
Brian Fontana	—	—	—		85,000	—	10,500
Paul Klotz	28,300	228,201	127,155	(2)	—	570,843	—
Larry Lawhorn	—	—	—		35,000	—	15,750

(1)	Amount includes 574,935 options that were converted on March 18, 2005 from InterNetwork Experts, Inc. options to options in the Company.

(2)	Amount includes 127,155 options that were converted on March 18, 2005 from InterNetwork Experts, Inc. options to options in the Company.
Employment Agreements
We have entered into employment agreements with each of the Named Executive Officers (collectively, the “Executive Employment Agreements”). Under the terms of the respective agreements, Messrs. Long, Fontana, Hilz, Klotz and Lawhorn are entitled to an annual base salary of $150,000, $190,000, $200,000, $150,000 and $160,000, respectively, plus other bonuses, the amounts and payment of which are within the discretion of the Compensation Committee. Effective January 1, 2006, Messrs. Fontana, Hilz, and Klotz are entitled to an annual base salary of $220,000, $230,000, and $170,000, respectively, plus other bonuses, the amounts and payment of which are within the discretion of the Compensation Committee. The agreements with Messrs. Fontana, Hilz, Klotz and Lawhorn also include special bonus plan provisions that may be changed or eliminated at the Company’s sole discretion. The Executive Employment Agreements generally provide that the executive officer will not, for the term of his employment and for a period of either twelve or eighteen months, whichever the case may be, following the end of such executive officer’s employment with the Company, compete with the Company, disclose any of the Company’s confidential information, solicit any of the Company’s employees or customers or otherwise interfere with the Company’s business relations. The non-compete provision with Mr. Long does not apply if the Company elects to terminate Mr. Long’s employment without cause; except that, the Company may elect to continue the non-compete restrictions in that event by paying Mr. Long a severance amount during the restricted period. The severance amount payable to Mr. Long is based upon the greater of 75% of his salary at the time of termination or 75% of his average monthly salary and bonus, calculated based on his compensation during the 12 months period prior to his termination. may be terminated by either party at any time, with or without notice. If we terminate Mr. Fontana’s employment without cause, Mr. Fontana is entitled to severance compensation equal to six months base salary, plus an additional one month of base salary for each year of employment completed, up to an additional six months of base salary, for a maximum of twelve months of base salary paid. If we terminate Mr. Lawhorn’s employment subsequent to a change of control of the company, Mr. Lawhorn is entitled to severance compensation equal to three months base salary.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
The Company leases office space from Allstar Equities, Inc., a Texas corporation (“Equities”), a company wholly-owned by Mr. Long, the Company’s Chief Executive Officer. On December 1, 1999, Equities purchased the Company’s corporate office building and executed a direct lease with the Company with an expiration date of December 31, 2004. In conjunction with Equities re-financing the building, a new lease was executed with the Company on February 1, 2002, with an expiration date of January 31, 2007. The lease has rental rates of $37,192 per month.
From time to time, the Company makes short-term loans and travel advances to its non-executive employees. The balance of approximately $2,300 relating to these loans and advances is included in the Company’s consolidated balance sheet and reported as part of “Accounts receivable — trade” at December 31, 2005.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s directors, executive officers, and stockholders who own more than 10% of the Common Stock (the “Reporting Persons”) are required to file reports of stock ownership and changes in ownership of common stock with the SEC and to furnish the Company with copies of all such reports they file. The Company believes that, for fiscal year 2005, all the Reporting Persons complied with all applicable filing requirements.
PROPOSAL 2
AMENDMENT OF THE COMPANY’S INCENTIVE PLAN
General Information
The Board of Directors approved an amendment (the “Plan Amendment”) of the I-Sector Corporation Incentive Plan (the “Plan”) on April 28, 2006, subject to approval by stockholders at this Meeting. The Plan was first approved by the Board of Directors and stockholders in 2000. An amendment increasing the number of shares reserved for grant under the Plan was approved by the stockholders at the last annual meeting of stockholders held on May 11, 2005. The Company is asking stockholders to approve the Plan Amendment, as the Company believes that its continued ability to grant incentive awards under the Plan is essential to its ability to implement its strategy and to continue to attract and motivate key employees.
The purpose of the Plan is to attract and to encourage the continued employment and service of, and maximum efforts by, officers, outside directors, key employees, consultants and other key individuals by offering those persons an opportunity to acquire, or increase an existing, interest in the future success of the Company. In the judgment of the Board of Directors, this form of incentive compensation will serve to the ultimate benefit of stockholders by aligning more closely the interests of the Plan participants with the stockholders. Approval of the Plan Amendment by stockholders is also necessary to comply with the The Nasdaq Capital Market listing requirements.
As of April 28, 2006, there were an aggregate of 2,273,103 shares of Common Stock issued or reserved for grant under the Plan, of which only 242,083 shares of Common Stock were available for future grants, and the closing price of the Common Stock was $6.60 per share. Because participation and the types of awards under the Plan are subject to the discretion of the Compensation Committee, the benefits or amounts that will be received by any participant or groups of participants in the Plan, including officers and directors of the Company, is not currently determinable.

Description of the Plan Amendment
A description of the provisions of the Plan Amendment is set forth below. This summary is qualified in its entirety by the detailed provisions of the Plan Amendment, a copy of which is attached as Appendix A to this proxy statement. Capitalized terms not defined in this description shall have the meaning provided to such term in the Plan.
If Proposal 2 is approved by the stockholders, the number of shares of Common Stock available for Incentive Awards under the Plan will be increased by 200,000 shares of Common Stock to a total of 2,473,103 shares of Common Stock.
Incentive awards may be granted under the Plan pursuant to the Plan Amendment prior to the receipt of such stockholder approval; provided, however, that if the requisite stockholder approval is not obtained, then any such incentive awards granted hereunder shall automatically become null and void and have no force and effect.
Approval and Required Vote
The affirmative vote of a majority of the shares of Common Stock present, in person or by proxy, is required to approve the Plan Amendment. Abstentions will have the same effect as a vote against approval of the Plan Amendment. Broker non-votes will not have any effect on the approval of the Plan Amendment. Unless otherwise indicated, properly executed proxies will be voted in favor of the proposal to approve the Plan Amendment.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PLAN AMENDMENT.
Description of the Amended and Restated Plan
A description of the provisions of the Amended and Restated Plan is set forth below. This summary is qualified in its entirety by the detailed provisions of the Amended and Restated Plan.
Administration. The Amended and Restated Plan is administered by the Compensation Committee of the board of directors. The Compensation Committee may delegate its duties under the Amended and Restated Plan, except for the authority to grant awards or take other action on persons who are subject to Section 16 of the Exchange Act or Section 162 (m) of the Code. In the case of an award to an outside director, the board of directors acts as the Compensation Committee. Subject to the express provisions of the Amended and Restated Plan, the Compensation Committee is authorized to, among other things, select participants and determine the size, duration and type, as well as the other terms and conditions (which need not be identical), of each award. The Compensation Committee also construes and interprets the Amended and Restated Plan and any related agreements. All determinations and decisions of the Compensation Committee are final, conclusive and binding on all parties.
Common Stock Reserved for Issuance under the Plan. The number of shares of Common Stock reserved for issuance under the Plan is $2,473,103.
Eligibility. The Amended and Restated Plan provides for the grant of Incentive Stock Options (“ISO”), within the meaning of the Code, to employees of the Company, including directors who are also employees. All other awards may be granted to employees, officers, directors and advisors or consultants engaged by the Company, provided such advisors or consultants render bona fide services in connection with the Company’s operation.

Types of Incentive Awards. Under the Amended and Restated Plan, the Compensation Committee may grant “Incentive Awards,” which can include, but are not limited to:

•	ISO’s, as defined in Section 422 of the Code;

•	“nonstatutory” stock options (“NSOs”);

•	stock appreciation rights (“SARS”);

•	shares of restricted stock;

•	performance units and performance shares;

•	other stock-based awards; and

•	cash bonuses.
Not more than the total number of shares of Common Stock reserved for issuance under the Amended and Restated Plan shall be available for any one of the following types of grants: ISOs, NSOs, SARs, shares of restricted stock, a payment of a performance share in shares of Common Stock, a payout of performance unit in shares of Common Stock, a payout of an other stock-based award in shares of Common Stock described in Section 5 of the Amended and Restated Plan (which includes, without limitation, deferred stock, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or subsidiary).
ISOs and NSOs together are called “Options.” The terms of each award will be reflected in an incentive agreement between the Company and the participant.
Options. Generally, Options must be exercised within 10 years of the grant date, except grants of ISOs to a 10% or greater stockholder which shall be 5 years. The exercise price of each ISO may not be less than 100% of the fair market value of a share of common stock on the date of grant (110% in the case of a 10% or greater stockholder). The Compensation Committee has the discretion to determine the exercise price of each NSO granted under the 2000 Stock Incentive Plan. To the extent the aggregate fair market value of shares of common stock for which ISOs are exercisable for the first time by any employee during any calendar year exceeds $100,000, those Options must be treated as NSOs.
The exercise price of each Option is payable in cash or, in the Compensation Committee’s discretion, by the delivery of shares of common stock owned by the optionee, or the withholding of shares that would otherwise be acquired on the exercise of the Option, or by any combination of the three.
SARS. Upon the exercise of an SAR, the holder will receive cash, the aggregate value of which equals the amount by which the fair market value per share of the Common Stock on the exercise date exceeds the exercise price of the SAR, multiplied by the number of shares underlying the exercised portion of the SAR. An SAR may be granted in tandem with or independently of an NSO. SARs will be subject to such conditions and will be exercisable at such times as determined by the Compensation Committee, but the exercise price per share must be at least the fair market value of a share of Common Stock on the date of grant.

Restricted Stock. Restricted stock may be subject to a substantial risk of forfeiture, a restriction on transferability or our rights of repurchase or first refusal, as determined by the Compensation Committee. Unless the Compensation Committee determines otherwise, during the period of restriction, the grantee will have all other rights of a stockholder, including the right to vote and receive dividends on the shares.
Performance Units and Performance Shares. For each performance period (to be determined by the Compensation Committee), the committee will establish specific financial or non-financial performance objectives, the number of performance units or performance shares and their contingent values. The values may vary depending on the degree to which such objectives are met.
Other Stock-Based Awards. Other stock-based awards are denominated or payable in, valued in whole or in part by reference to, or otherwise related to, shares of Common Stock. Subject to the terms of the Amended and Restated Plan, stock-based awards, provided that, in general, the amount of consideration to be received by us shall be either (1) no consideration other than services actually rendered (in the case of the issuance of shares), or (2) in the case of an award in the nature of purchase rights, consideration (other than services rendered) at least equal to 50% of the fair market value of the shares covered by such grant on the grant date.
Termination of Employment and Change of Control. Except as otherwise provided in the applicable incentive agreement, if a participant’s employment or other service with us (or our subsidiaries) is terminated other than due to his death, Disability, Retirement or for Cause (each capitalized term being defined in the Amended and Restated Plan), his then exercisable Options will remain exercisable until the earlier of (a) the expiration date of such Options and (b) three months after termination. If his termination is due to Disability or death, his then exercisable Options will remain exercisable until the earlier of (a) the expiration date of such options and (b) one year following termination. On retirement, his then exercisable until the earlier of (1) the date set forth in the incentive agreement or (2) six months following his termination (for ISOs, three months). On a termination for Cause, all his Options will expire at the termination date unless otherwise provided in the incentive agreement.
Upon a Change in Control affecting us, any restrictions on restricted stock and other stock-based awards will be deemed satisfied, all outstanding Options and SARs may become immediately exercisable and all the performance shares and units and any other stock-based awards may become fully vested and deemed earned in full, at the discretion of the Compensation Committee. These provisions could in some circumstances have the effect of an “anti-takeover” defense because, as a result of these provisions, a Change in Control affecting us could be more difficult or costly.
Incentive Awards Transferable. Incentive Awards generally may not be assigned, sold or otherwise transferred by a participant, other than by will or by the laws of descent and distribution, or be subject to any lien, assignment or charge, as determined by the Compensation Committee.
Amendment and Termination. Our Board of Directors may amend or terminate the Amended and Restated Plan at any time. However, the Amended and Restated Plan may not be amended, without stockholder approval, if the amendment would have the following effects:

•	Increase the number of shares of Common Stock which may be issued under the Amended and Restated Plan, except in connection with a recapitalization of the Common Stock;

•	Amend the eligibility requirements for employees to purchase Common Stock under the Amended and Restated Plan; or

•	Extend the term of the Amended and Restated Plan.

Without a participant’s written consent, no termination or amendment of the Amended and Restated Plan shall adversely affect in any material way any outstanding award granted to a participant.
Federal Income Tax Consequences
Section 162(m) of the Internal Revenue Code. Section 162(m) of the Code limits publicly-held companies such as the Company to an annual deduction for federal income tax purposes of $1 million for compensation paid to their covered employees. However, performance-based compensation is excluded from this limitation. The Amended and Restated Plan is designed to permit the Compensation Committee to grant options that qualify as performance-based for purposes of satisfying the conditions of Section 162(m).
To qualify as performance-based:

1)	the compensation must be paid solely on account of the attainment of one or more pre-established, objective performance goals;

2)	the performance goal under which compensation is paid must be established by a compensation committee comprised solely of two or more directors who qualify as outside directors for purposes of the exception;

3)	the material terms under which the compensation is to be paid must be disclosed to and subsequently approved by stockholders of the corporation before payment is made in a separate vote; and

4)	the compensation committee must certify in writing before payment of the compensation that the performance goals and any other material terms were in fact satisfied.
In the case of compensation attributable to stock options, the performance goal requirement (summarized in (1) above) is deemed satisfied, and the certification requirement (summarized in (4) above) is inapplicable, if the grant or award is made by the compensation committee; the plan under which the option is granted states the maximum number of shares with respect to which options may be granted during a specified period to an employee; and under the terms of the option, the amount of compensation is based solely on an increase in the value of the Common Stock after the date of grant.
Under the Code, a director is an “outside director” of the Company if he or she is not a current employee of the Company; is not a former employee who receives compensation for prior services (other than under a qualified retirement plan); has not been an officer of the Company; and does not receive, directly or indirectly (including amounts paid to an entity that employs the director or in which the director has at least a five percent ownership interest), remuneration from the Company in any capacity other than as a director. The maximum number of shares of Common Stock subject to options that can be awarded under the Amended and Restated Plan to any covered employee as defined in Section 162 (m) of the Code is the lesser of (a) 600,000 shares of Common Stock or (b) ten percent (10%) of the number of issued and outstanding shares of Common Stock on the first day of the ten-current fiscal quarter of the Company per calendar year and the maximum aggregate case payout with respect to any incentive awards granted in a calendar year to a covered employee is $20,000,000. The maximum number of shares of Common Stock that can be awarded under the Amended and Restated Plan to any covered employee, other than pursuant to an option, is 600,000 per calendar year.
Incentive Stock Options. The grant of an option will not be a taxable event for the grantee or for the Company. A grantee will not recognize taxable income upon exercise of an incentive stock option (except that the alternative minimum tax may apply), and any gain realized upon a disposition of our Common Stock received pursuant to the exercise of an incentive stock option will be taxed as long-term capital gain if the grantee holds the shares of Common Stock for at least two years after the date of grant and for one year after the date of exercise (the “holding period requirement”). We will not be entitled to any business expense deduction with respect to the exercise of an incentive stock option, except as discussed below.
For the exercise of an option to qualify for the foregoing tax treatment, the grantee generally must be our employee or an employee of our subsidiary from the date the option is granted through a date within three months before the date of exercise of the option.
If all of the foregoing requirements are met, except the holding period requirement mentioned above, the grantee will recognize ordinary income upon the disposition of the Common Stock in an amount generally equal to the excess of the fair market value of the Common Stock at the time the option was exercised over the option exercise price (but not in excess of the gain realized on the sale). The balance of the realized gain, if any, will be capital gain. We will be allowed a business expense deduction to the extent the grantee recognizes ordinary income, subject to our compliance with Section (162)m of the Internal Revenue Code and to certain reporting requirements.
Non-Qualified Options. The grant of an option will not be a taxable event for the grantee or the Company. Upon exercising a non-qualified option, a grantee will recognize ordinary income in an amount equal to the difference between the exercise price and the fair market value of the Common Stock on the date of exercise. Upon a subsequent sale or exchange of shares acquired pursuant to the exercise of a non-qualified option, the grantee will have taxable capital gain or loss, measured by the difference between the amount realized on the disposition and the tax basis of the shares of Common Stock (generally, the amount paid for the shares plus the amount treated as ordinary income at the time the option was exercised).
If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock. A grantee who is awarded restricted stock will not recognize any taxable income for federal income tax purposes in the year of the award, provided that the shares of Common Stock are subject to restrictions (that is, the restricted stock is non-transferable and subject to a substantial risk of forfeiture). However, the grantee may elect under Section 83(b) of the Internal Revenue Code to recognize compensation income in the year of the award in an amount equal to the fair market value of the Common Stock on the date of the award (less the purchase price, if any), determined without regard to the restrictions. If the grantee does not make such a Section 83(b) election, the fair market value of the Common Stock on the date the restrictions lapse (less the purchase price, if any) will be treated as compensation income to the grantee and will be taxable in the year the restrictions lapse. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.
Restricted Stock Units. There are no immediate tax consequences of receiving an award of restricted stock units under the Plan. A grantee who is awarded restricted stock units will be required to recognize ordinary income in an amount equal to the fair market value of shares issued to such grantee at the end of the restriction period or, if later, the payment date. If we comply with applicable reporting requirements and with the restrictions of Section 162(m) of the Internal Revenue Code, we will be entitled to a business expense deduction in the same amount and generally at the same time as the grantee recognizes ordinary income.

Securities Authorized for Issuance Under Equity Compensation Plans
The table presented below contains certain information about our equity compensation plans, as of March 31, 2006, which consists of the 1996 Incentive Plan, the Director Plan and the I-Sector Corporation Incentive Plan. All of our equity compensation plans have been previously approved by its stockholders.

Number of Securities
	Number of		Remaining Available
	Securities to Be		for Future Issuance
	Issued upon	Weighted Average	Under Equity
	Exercise of	Exercise Price of	Compensation Plans
	Outstanding	Outstanding	(Excluding
	Options, Warrants	Options, Warrants	Securities Reflected
	and Rights	and Rights	in Column(a))
Plan Category	(a)	(b)	(c)

Equity compensation plans approved by security holders	1,845,507	$2.75	242,083
Equity compensation plans not approved by security holders	60,000	$14.00	None
New Plan Benefits
The Compensation Committee may grant awards under the Plan on a discretionary basis. Therefore, we are unable to determine the dollar value and number of awards that may be received by or allocated to (i) any of our current executive officers, (ii) our current executive officers, as a group, (iii) our current directors who are not executive officers, as a group, and (iv) our employees who are not executive officers, as a group, as a result of the approval of the increase in the number of shares available for issuance under the Plan. If the increase in the number of shares available for issuance under the Plan had been in effect during fiscal 2005, an indeterminable number of additional shares may have been issued to participants in 2005.
Stock Performance Graph
The following graph compares the performance of the Common Stock with the Amex Market Value (U.S. Companies), Nasdaq Stock Market (U.S. Companies) Index and with the Russell 2000 Index. The graph assumes that $100 was invested on December 31, 2000, in the Common Stock and in each index and that any cash dividends were reinvested. The Company has not declared any dividends during the period covered by this graph.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG INX INC., THE AMEX MARKET VALUE (U.S.) INDEX,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE RUSSELL 2000 INDEX
* $100 invested on 12/31/00 in stock or index-including reinvestment of dividends.
Fiscal year ending December 31.
ASSUMED INVESTMENT WITH REINVESTMENT OF DIVIDENDS

	12/00	3/01	6/01	9/01	12/01	3/02	6/02
INX INC.	100.00	106.25	101.00	90.00	84.00	88.00	214.00
NASDAQ STOCK MARKET (U.S.)	100.00	69.86	80.94	56.42	70.75	73.40	56.37
AMEX MARKET VALUE (U.S.)	100.00	96.17	102.74	77.75	88.73	93.64	82.27
RUSSELL 2000	100.00	93.49	106.94	84.64	102.49	106.57	97.67

	9/02	12/02	3/03	6/03	9/03	12/03	3/04
INX INC.	135.00	200.00	195.00	239.00	440.00	1568.00	865.00
NASDAQ STOCK MARKET (U.S.)	45.12	51.08	53.94	64.94	70.26	76.82	79.21
AMEX MARKET VALUE (U.S.)	74.07	75.76	74.07	89.20	96.50	108.19	116.96
RUSSELL 2000	76.77	81.49	77.83	96.07	104.79	120.00	127.52

	6/04	9/04	12/04	3/05	6/05	9/05	12/05
INX INC.	815.00	700.00	765.00	524.00	800.00	480.00	555.00
NASDAQ STOCK MARKET (U.S.)	78.98	73.92	85.44	78.35	80.03	91.46	96.38
AMEX MARKET VALUE (U.S.)	113.56	113.11	128.37	127.45	131.11	140.64	142.31
RUSSELL 2000	128.12	124.46	142.00	134.42	140.22	146.80	148.46
This graph depicts the past performance of the Common Stock and in no way should be used to predict future performance. The Company does not make or endorse any predictions as to future share performance.

The stock performance graph shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this graph by reference, and shall not otherwise be deemed filed under such acts.
CODE OF ETHICS
The Board of Directors has adopted a Code of Ethics applicable to the Company’s Chief Executive Officer and other senior officers and has also adopted a Code of Ethics for Financial Executives (together, the “Codes”). Copies of the Codes are available on the “Investor Information” page of the Company’s website at http://www.i-sector.com. The Company will provide the Codes in print, free of charge, to stockholders who request them. Any waiver of the Codes with respect to executive officers and directors may be made only by the Board of Directors or a Board committee and will be promptly disclosed to stockholders on the Company’s website, as will any amendments to the Codes.
DISTRIBUTION OF ANNUAL REPORTS
The 2005 Annual Report to stockholders covering the year ended December 31, 2005 was mailed concurrently with this proxy statement to each stockholder entitled to vote at the Meeting.
STOCKHOLDER PROPOSALS FOR THE 2007 ANNUAL STOCKHOLDERS MEETING
Any stockholder who wishes to submit a proposal for consideration at the 2007 annual stockholders meeting, but not for inclusion in the proxy statement, will be required to submit such proposal to the Company in writing no earlier than December 5, 2006 and no later than April 6, 2007. If such a matter is raised at the 2007 annual meeting of stockholders, the proxy holders for the 2007 annual meeting of stockholders will have discretionary authority to vote on the matter. To have a proposal included in the proxy statement and form of proxy for the 2007 annual stockholders meeting, a stockholder must deliver such proposal by February 5, 2007. Stockholder proposals and notices should be sent to Secretary, INX Inc., 6401 Southwest Freeway, Houston, Texas 77074.

COST OF SOLICITING PROXIES
The cost of soliciting proxies, including the cost of reimbursing banks and brokers for forwarding proxies and proxy statements to their principals, in the accompanying form, will be borne by the Company. In addition to solicitations by mail, a number of regular employees of the Company may, if necessary to assure the presence of a quorum, solicit proxies in person or by telephone, for which they will receive no additional compensation. Brokerage houses, banks and other custodians, nominees and fiduciaries will be reimbursed for their customary out-of-pocket and reasonable expenses incurred in forwarding proxy materials to beneficial owners.
The persons designated as proxies intend to exercise their judgment in voting such shares on other matters that may properly come before the Meeting. Management does not know of any matters other than those referred to in this proxy statement that will be presented for action at the Meeting.

By Order of the Board of Directors,

/s/ Joseph E. Horzepa

Joseph E. Horzepa
Secretary

May 1, 2006

APPENDIX A
Fourth Amendment to the
I-SECTOR CORP. INCENTIVE PLAN
(As Amended and Restated Effective July 28, 2003)
WHEREAS, the I-Sector Corp. Incentive Plan as amended and restated effective July 28, 2003, (the “Plan”) was adopted by the Board of Directors of INX Inc. and approved by shareholders on July 28, 2003; and
WHEREAS, under Section 7.7 of the Plan the Board has the authority to amend the Plan subject to certain shareholder approval requirements; and
WHEREAS, the Board has authorized this fourth amendment of the Plan subject to stockholder approval as provided herein.
NOW THEREFORE, the Plan is hereby amended as follows:
Section 1.4 shall be amended in its entirety to read as follows:
1.4    Shares of Common Stock Available for Incentive Awards
Subject to adjustment under Section 6.5, there shall be available for Incentive Awards that are granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) 2,473,103 Shares of Common Stock. The total number of Shares reserved for issuance under the Plan (pursuant to the previous sentence) shall be available for any one of the following types of grants: Incentive Stock Options, Nonstatutory Stock Options, SAR, Restricted Stock, a payment of a Performance Share in Shares, a payout of a Performance Unit in Shares, a payout of an Other Stock-Based Award in Shares described in Section 5 which includes, without limitation, Deferred Stock, purchase rights, shares of Common Stock awarded which are not subject to any restrictions or conditions, convertible or exchangeable debentures, other rights convertible into Shares, Incentive Awards valued by reference to the value of securities of or the performance of a specified Subsidiary, division or department, and settlement in cancellation of rights of any person with a vested interest in any other plan, fund, program or arrangement that is or was sponsored, maintained or participated in by the Company or any Parent or Subsidiary. The number of Shares of Common Stock that are the subject of Incentive Awards under this Plan, that are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the Shares covered by an Incentive Award are not issued to a Grantee or are exchanged for Incentive Awards that do not involve Common Stock, shall again immediately become available for Incentive Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of Shares against the Plan maximum as it may deem appropriate. The Board and the appropriate officers of the Company shall from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that Shares are available for issuance pursuant to Incentive Awards.
During any period that the Company is a Publicly Held Corporation, then unless and until the Committee determines that a particular Incentive Award granted to a Covered Employee is not

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intended to comply with the Performance-Based Exception, the following rules shall apply to grants of Incentive Awards to Covered Employees:
      (a) Subject to adjustment as provided in Section 6.5, the maximum aggregate number of Shares of Common Stock (including Stock Options, SARs, Restricted Stock, Performance Units and Performance Shares paid out in Shares, or Other Stock-Based Awards paid out in Shares) that may be granted or that may vest, as applicable, in any calendar year pursuant to any Incentive Award held by any individual Employee shall be 2,473,103 Shares.
      (b) The maximum aggregate cash payout (including SARs, Performance Units and Performance Shares paid out in cash, or Other Stock-Based Awards paid out in cash) with respect to Incentive Awards granted in any calendar year which may be made to any individual Employee shall be Twenty Million dollars ($20,000,000).
      (c) With respect to any Stock Option or Stock Appreciation Right granted to a Covered Employee that is canceled or repriced, the number of Shares subject to such Stock Option or Stock Appreciation Right shall continue to count against the maximum number of Shares that may be the subject of Stock Options or Stock Appreciation Rights granted to such Employee hereunder to the extent such is required in accordance with Section 162(m) of the Code.
      (d) The limitations of subsections (a), (b) and (c) above shall be construed and administered so as to comply with the Performance-Based Exception.
The Plan as amended hereby is effective on April 28, 2006, subject to approval of the stockholders of the Company within one year from April 28, 2006. Incentive Awards may be granted under the Plan pursuant to this amendment prior to the receipt of such stockholder approval; provided however, that if the requisite stockholder approval is not obtained then any such Incentive Awards granted hereunder shall automatically become null and void and have no force and effect.

INX Inc.

By:	/s/ James H. Long

James H. Long, Chairman of the Board
and Chief Executive Officer

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INX INC.
6401 SOUTHWEST FREEWAY
HOUSTON, TEXAS 77074
THIS PROXY IS SOLICITED BY AND ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS, JUNE 5, 2006
The undersigned hereby appoints Rick Hawthorne and Helena Y. Shiu, either or both of them, proxies of the undersigned with full power of substitution, to vote all shares of INX Inc. Common Stock which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of INX Inc. to be held in Houston, Texas on Monday, June 5, 2006 at 10:00 a.m., local time, or at any adjournment or postponement thereof, upon the matters set forth on the reverse side and described in the accompanying Proxy Statement and upon such other business as may properly come before the meeting or any adjournment or postponement thereof.
(CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)

ANNUAL MEETING OF STOCKHOLDERS OF
INX INC.
JUNE 5, 2006
PLEASE DATE, SIGN AND MAIL
YOUR PROXY CARD IN THE
ENVELOPE PROVIDED AS SOON
AS POSSIBLE
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE
ELECTION OF DIRECTORS AND “FOR” PROPOSAL 2.
1.	ELECTION OF DIRECTORS:

NOMINEES
☐ FOR ALL NOMINEES	☐ James H. Long
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	☐ Donald R. Chadwick
☐ FOR ALL EXCEPT (SEE INSTRUCTIONS BELOW)	☐ John B. Cartwright
☐ Cary M. Grossman

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ☑
2.	APPROVAL OF THE AMENDMENT OF THE I-SECTOR CORPORATION INCENTIVE PLAN: ☐ FOR ☐ AGAINST ☐ ABSTAIN
THIS PROXY WILL BE VOTED AS INDICATED BY THE STOCKHOLDER(S). IF NO CHOICE IS INDICATED ABOVE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF EACH OF THE NOMINEES AND “FOR” THE APPROVAL OF THE AMENDMENT OF THE I-SECTOR CORPORATION INCENTIVE PLAN.
PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE.

Signature of Stockholder:	Date:

Signature of Stockholder:	Date:

NOTE:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.